SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




Date of Report (Date of earliest event reported):   February 10, 1999
                                                    -----------------

                               VIALOG CORPORATION
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             (Exact name of registrant as specified in its charter)


  Massachusetts                    333-44041                     04-3305282
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 (State or other                 (Commission                  (I.R.S. Employer
   jurisdiction                  File Number)                Identification No.)
of incorporation)



                    35 New England Business Center, Suite 160
                                Andover, MA 01810
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                    (Address of principal executive offices)


                                 (978) 975-3700
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               Registrant's telephone number, including area code


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         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets:
---------------------------------------------

         On February  10,  1999,  the  Registrant  acquired by merger all of the outstanding capital stock of A Business Conference-Call, Inc. ("ABCC"), a Minnesota corporation, from ABCC's two stockholders, Daniel L. Barber and Robert
M. Kalla, for a purchase price of $15.2 million in cash plus (i) $216,672 (subject to final adjustment) related to tax reimbursements discussed below and
(ii) $677,074 (subject to final adjustment) based on ABCC's closing date balance sheet, equal to the balances of cash plus accounts receivable (net of a bad debt reserve of 5%) less all liabilities as of the closing date. In addition, the Registrant incurred approximately $200,000 of acquisition costs.

         ABCC has 576 teleconferencing ports and 45 employees as of September 30, 1998. ABCC services a general corporate clientele with a specialty in the communications industry.

         The Registrant and ABCC made an election to treat the purchase and sale of the capital stock of ABCC as a purchase and sale of assets. The Registrant reimbursed the stockholders of ABCC $216,672 (subject to final adjustment), the difference between the taxes incurred by such stockholders as a result of such election and the taxes which would have been incurred by such stockholders had no such election been made.

         Mr. Barber and Mr. Kalla each entered into a two-year employment contract with the Registrant and received an incentive stock option to purchase 37,500 shares of the Registrant's Common Stock at an exercise price of $8.00.

         The funds used by the Registrant to purchase ABCC were obtained from the sale of 4,600,000 shares of the Registrant's Common Stock offered to the public through an initial public offering (the "IPO") on Form S-1 (File Number 333-53395)(the "Registration Statement") which closed simultaneously with the Registrant's acquisition of ABCC.

Item 5. Other Events:
---------------------

A.  On  February  10,  1999,  the  Registrant  acquired  by  merger  all  of the outstanding capital stock of Conference Pros International, Inc. ("CPI"), a Texas corporation, from Michael Burns, CPI's sole stockholder, for a purchase price of $6.0 million in cash plus $27,610 (subject to final adjustment) related to tax reimbursements discussed below. In addition, the Registrant incurred approximately $100,000 of acquisition costs and assumed approximately $464,000 of indebtedness (based on CPI's September 30, 1998 balance sheet).

         CPI has 920 teleconferencing ports and 32 employees as of September 30, 1998. CPI services a general corporate clientele.

         The Registrant and CPI made an election to treat the purchase and sale of capital stock of CPI as a purchase and sale of assets. The Registrant reimbursed Mr. Burns $27,610 (subject to final adjustment), the difference (less $100,000) between the taxes incurred by the stockholder as a result of such election and the taxes which would have been incurred by the stockholder had no such election been made.

         Mr. Burns entered into a two-year employment contract with the Registrant and received incentive stock options for the purchase of 75,000 shares of the Registrant's Common Stock at an exercise price of $8.00.

         The funds used by the Registrant to purchase CPI were obtained from the sale of Common Stock in the IPO.

B. On February 10, 1999, the Registrant acquired by merger all of the outstanding capital stock of A Better Conference, Inc. ("ABCI"), a California corporation, from ABCI's stockholders, Otis Cranford, Patricia Cranford, and Matthew Cranford, for a purchase price of $6.2 million in cash. The Registrant also incurred approximately $100,000 of acquisition costs and assumed approximately $471,000 of indebtedness (based on ABCI's September 30, 1998 balance sheet).

         ABCI has 432 teleconferencing ports and 27 employees as of September 30, 1998. ABCI services a general corporate clientele with a specialty in the software, financial services and legal services industries.

         Patricia A. Cranford and Matthew Cranford entered into two-year and three-year employment contracts with the Registrant, respectively, and received incentive stock options for the purchase of 50,000 and 25,000 shares of the Registrant's Common Stock, respectively, at an exercise price of $8.00.

         The funds used by the Registrant to purchase ABCI were obtained from the sale of Common Stock in the IPO.

Item 7. Financial Statements and Exhibits:
------------------------------------------

         Financial Statements and pro forma financial information for the Registrant were contained in the Prospectus which formed a part of the Registration Statement. The Prospectus, dated February 5, 1999, was filed with the Securities and Exchange Commission on February 8, 1999, and is incorporated herein by reference.

         Financial Statements for ABCC were contained in the Prospectus which formed a part of the Registration Statement. The Prospectus, dated February 5, 1999, was filed with the Securities and Exchange Commission on February 8, 1999, and is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                      VIALOG CORPORATION



Date:  February 25, 1999                        By:   /S/Glenn D. Bolduc
                                                      ------------------
                                                      Glenn D. Bolduc, President




                                  EXHIBIT INDEX

Exhibit 99*                                  VIALOG Corporation Prospectus dated
                                             February 5, 1999

*Incorporated by reference to the Registrant's Prospectus dated February 5, 1999, filed with the Securities and Exchange Commission on February 8, 1999.